EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

NEWS RELEASE

August 2, 2007	Analyst Contact:	Susan Allen:	203-499-2409
	Media Contact:	Anita Steeves:	203-499-2901
		After Hours:	203-499-2812

UIL Holdings Corporation Announces Second Quarter 2007 Results and Reaffirms 2007 Earnings Guidance and Commitment to Present Dividend Level

UIL Holdings Corporation (NYSE: UIL) today reported consolidated net income of $9.8 million, or $0.39 per share, for the second quarter of 2007, compared to net income of $3.0 million, or $0.12 per share, for the same period in 2006.  For the first six months of 2007, UIL reported consolidated net income of $15.2 million, or $0.61 per share, compared to a net loss of $34.8 million, or $1.43 per share, for the same period in 2006.  The results for the first six months of 2006, however, include the gains on the divestitures of Bridgeport Energy (BE) and Cross-Sound Cable (CSC) and the losses associated with Xcelecom, all of which are discussed below.  Excluding the impact of divested and discontinued entities, consolidated net income for three and six months ended June 30, 2007 were $9.5 million, or $0.38 per share, and $14.9 million, or $0.60 per share, respectively, compared to $10.3 million, or $0.42 per share, and $16.6 million, or $0.68 per share, for the three and six months ended June 30, 2006.

“UIL is on target to achieve our 2007 plan and to meet our 2007 continuing operations earnings guidance of $1.75 to $1.95 per share,” commented James P. Torgerson, chief executive officer and president.  “Additionally, based on management’s earnings projections, the UIL Board of Directors expects that the current dividend level will be maintained, absent unforeseen circumstances,” added Torgerson.

The Board of Directors will continue its practice of quarterly dividend reviews.

Earnings per share for the second quarter and the first six months of 2007, versus the same periods in 2006, for continuing operations and discontinued operations is as follows.

Continuing Operations

Amounts reported in continuing operations include results from The United Illuminating Company, UIL’s regulated electric utility and the unallocated corporate costs at UIL.  As previously mentioned, continuing operations in 2006 also included the results from the operations and divestitures of UIL’s minority ownership interests in BE and CSC.

For the second quarter of 2007, earnings from continuing operations were $9.5 million, or $0.38 per share, compared to $10.3 million, or $0.42 per share, in 2006.  The decrease in earnings is explained below.

The United Illuminating Company (UI)

Net income for UI totaled $10.1 million, or $0.40 per share, in the second quarter of 2007, compared to net income of $10.9 million, or $0.45 per share, in the second quarter of 2006.  The decrease in earnings was primarily due to higher uncollectible accounts, insurance, depreciation and interest expense, and the elimination in 2007 of the power procurement fee of $0.6 million, partially offset by higher retail prices and the absence of the impact of the Connecticut Yankee settlement of $0.6 million recorded in 2006.  Actual kWh consumption during the quarter and on a weather adjusted basis was flat compared to the same period in 2006.

For the first six months of 2007, net income for UI totaled $15.6 million, or $0.62 per share, compared to net income of $18.5 million, or $0.76 per share, in the first six months of 2006.  The decrease in earnings was primarily due to higher uncollectible accounts, insurance, depreciation and interest expense, and the elimination in 2007 of the power procurement fee of $1.3 million, partially offset by higher retail prices, higher retail volume, and the absence of the impact of the Connecticut Yankee settlement of $0.6 million recorded in 2006.  Actual kWh consumption was 1% higher in 2007 compared to the same period in 2006.

On May 22, 2007, The Federal Energy Regulatory Commission (FERC) issued an order which accepted UI’s request for the inclusion of 100% of construction work in progress (CWIP) in rate base and partially accepted an additional 50 basis points applied to the return on equity for advanced transmission technologies, which will be applied to certain technologies that will be used in the construction of the Middletown to Norwalk Project. UI estimates that approximately 50% of the project costs represent the advanced transmission technologies approved by the FERC.  In June 2007, the Department of Public Utility Control (DPUC) and other interveners filed requests with FERC for rehearing of the decision granting UI these incentives.  On July 23, 2007, FERC granted rehearing for the limited purpose of further consideration and timely-filed rehearing requests.

“We are excited to report that our major transmission project, the Middletown to Norwalk Project is well underway and on schedule,” added Torgerson.  “This transmission line will improve the reliability of the electric system, benefit our customers, and provide growth in earnings to UI.”

The Middletown to Norwalk Project is the beginning of an intensive capital expenditure program for UI, both in transmission and distribution.  The $1.75 billion program from 2007 through 2016, announced in May, is needed to replace aging infrastructure, address capacity problems in Connecticut and maintain standards compliance while providing growth in earnings to UI.

Also in June, the Connecticut General Assembly passed, and the Governor signed, Public Act 07-242, “An Act Concerning Electricity and Energy Efficiency” (“2007 Energy Act”).  The 2007 Energy Act covers a wide range of energy-related topics including peak and base load generation, establishing and expanding programs promoting distributed generation, renewable source generation, energy efficiency programs and fuel cells, and decoupling of revenues from kilowatt-hour (kWh) sales.  The DPUC is establishing regulatory dockets to implement the 2007 Energy Act and UI will actively participate in the DPUC’s implementation proceedings. UI is reviewing the legislation and cannot as this time estimate the impact of the 2007 Energy Act.

UIL Corporate

UIL retains certain costs at the holding company, or “corporate,” level which are not allocated to the utility.  These costs generally include interest charges, and strategic and other administrative costs offset by interest income.  UIL Corporate incurred after-tax costs of $0.6 million, in the second quarter of 2007 and 2006, respectively.

For the first six months of 2007, UIL Corporate incurred after-tax costs of $0.7 million, or $0.02 per share, compared to costs of $2.0 million, or $0.08 per share, in the first six months of 2006.  The improvement in 2007 earnings was primarily due to lower general and administrative expenses and interest expense.

Divested Minority Ownership Interests

Due to the completion of the divestitures of UIL’s interests in Bridgeport Energy (BE) and Cross Sound Cable (CSC) in the first quarter of 2006, no results were reported for divested businesses in continuing operations in the second quarter of 2007 or 2006, respectively or the first six months of 2007.  For the first six months of 2006, the divested businesses in continuing operations earned $10.5 million, or $0.43 per share, primarily due to a net gain of $10.6 million on the sale of UIL’s minority interest in CSC.

Discontinued Operations

Xcelecom, Inc.

Xcelecom reported net income of $0.3 million, or $0.01 per share, in the second quarter of 2007, compared to a net loss of $7.3 million, or $0.30 per share, in the second quarter of 2006.  The improvement in 2007 earnings was primarily due to income from the completion of certain outstanding projects and the absence of operating losses incurred during the second quarter of 2006.

Xcelecom reported net income of $0.3 million, or $0.01 per share, in the first six months of 2007, compared to a net loss of $61.9 million, or $2.54 per share, in the first six months of 2006.  Included in the 2006 results was a non-cash goodwill impairment charge of $50.5 million, after-tax, or $2.08 per share, which was recorded in the first quarter of 2006.

Looking Forward

UIL reaffirms its 2007 earnings guidance for continuing operations.

(1)  Expectations are not intended to be additive to derive consolidated expectations. Also, expectations do not include any earnings or losses from Xcelecom that would need to be included in continuing operations. Management will revise estimates for any significant changes.

Based upon the actual 2006 results from continuing operations, excluding the divested businesses and the impact of the non-recurring tax benefit, and earnings projections for 2007, UIL reaffirms its expected compound annual growth rate of 5%-8% for the period from 2007 through 2009 based on achieving allowed returns during this period.

Second Quarter Earnings Conference Call

In conjunction with this earnings release, UIL will conduct a web cast conference call with financial analysts, Friday, August 3, 2007 beginning at 8:00 a.m. eastern time.  UIL’s executive management will present an overview of the financial results followed by a question and answer session.

Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investors section of UIL’s website at http://www.uil.com. Institutional investors can access the call via Thomson Street Events (www.streetevents.com), a password-protected event management site.

A replay of the call will be available for 60 days.  The dial-in information is 888-286-8010, passcode 13513905.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport.  For more information on UIL Holdings, visit us at http://www.uil.com.

Use of Non-GAAP Measures

UIL Holdings believes earnings per share (EPS) information by line of business is useful in understanding the fluctuations in EPS between the current and prior periods.  The amounts presented show the EPS from continuing operations and discontinued operations.  Continuing Operations is further displayed for clarity by continuing operations and divested minority owned businesses on an EPS basis.  EPS is calculated by dividing the income from continuing operations, divested minority owned businesses and discontinued operations for each line of business by the average number of shares of UIL Holdings common stock outstanding for the periods presented.  The EPS for all periods presented are calculated on the same basis and reconcile to the amounts presented on a generally accepted accounting principle’s (GAAP) basis. The earnings per share for each of continuing operations, discontinued operations and combined total EPS is a GAAP basis presentation.

UIL Holdings also believes that a breakdown, presented on a per share basis, of how particular significant items contributed to the change in income from continuing operations, divested minority owned businesses and discontinued operations by line of business (Item Variance EPS Presentation) is useful in understanding the overall change in the consolidated results of operations for UIL Holdings from one reporting period to another.  UIL Holdings presents such per share amounts by taking the dollar amount of the applicable change for the revenue or expense item, booked in accordance with GAAP, and applying UIL Holdings’ combined effective statutory federal and state tax rate and then dividing by the average number of shares of UIL Holdings common stock outstanding for the periods presented.  Any amounts provided as Item Variance EPS Presentation are provided for informational purposes only and are not intended to be used to calculate “Pro-forma” amounts.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future.  Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements.  Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiary, The United Illuminating Company.  The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission.  Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

The following are summaries of UIL Holdings’ unaudited consolidated and segmented financial information for the second quarter and year-to-date 2007:

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UIL HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(In Thousands except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Operating Revenues
Utility	$216,732	$199,729	$491,295	$400,014
Non-utility businesses	4	5	8	9
Total Operating Revenues	216,736	199,734	491,303	400,023
Operating Expenses
Operation
Fuel and energy	111,573	96,571	287,690	199,717
Operation and maintenance	55,106	54,551	110,031	111,056
Depreciation and amortization	20,944	17,023	40,534	33,497
Taxes - other than income taxes	10,314	10,147	21,579	20,986
Total Operating Expenses	197,937	178,292	459,834	365,256
Operating Income	18,799	21,442	31,469	34,767

Other Income and (Deductions), net	3,871	3,374	6,833	6,192

Interest Charges, net
Interest on long-term debt	5,301	5,330	10,579	10,743
Other interest, net	638	84	830	726
	5,939	5,414	11,409	11,469
Amortization of debt expense and redemption premiums	409	384	813	770
Total Interest Charges, net	6,348	5,798	12,222	12,239

Income Before Gain on Sale of Equity Investments, Income
Taxes, Equity Earnings and Discontinued Operations	16,322	19,018	26,080	28,720

Gain on Sale of Equity Investments	-	-	-	18,908

Income Before Income Taxes, Equity Earnings and
Discontinued Operations	16,322	19,018	26,080	47,628

Income Taxes	6,797	7,884	11,219	20,215

Income Before Equity Earnings and Discontinued Operations	9,525	11,134	14,861	27,413
Income (Loss) from Equity Investments	(39)	(883)	48	(342)
Income from Continuing Operations	9,486	10,251	14,909	27,071
Discontinued Operations, Net of Tax	307	(7,251)	240	(61,859)

Net Income (Loss)	$9,793	$3,000	$15,149	$(34,788)

Average Number of Common Shares Outstanding - Basic	24,998	24,365	24,954	24,345
Average Number of Common Shares Outstanding - Diluted	25,269	24,683	25,231	24,648

Earnings Per Share of Common Stock - Basic:
Continuing Operations	$0.38	$0.42	$0.60	$1.11
Discontinued Operations	0.01	(0.30)	0.01	(2.54)
Net Earnings (Loss)	$0.39	$0.12	$0.61	$(1.43)

Earnings Per Share of Common Stock - Diluted:
Continuing Operations	$0.38	$0.42	$0.59	$1.10
Discontinued Operations	-	(0.30)	0.01	(2.51)
Net Earnings (Loss)	$0.38	$0.12	$0.60	$(1.41)

Cash Dividends Declared per share of Common Stock	$0.432	$0.432	$0.864	$0.864

UIL HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	June 30,	December 31,
(thousands of dollars)	2007	2006
ASSETS
Current assets	$262,648	$288,179
Current assets of discontinued operations held for sale	13,123	10,406
Property, plant and equipment, net	717,559	647,014
Regulatory assets	635,502	660,174
Other long-term assets	30,189	25,545
Long-term assets of discontinued operations held for sale	411	175
Total Assets	$1,659,432	$1,631,493

LIABILITIES AND CAPITALIZATION
Current liabilities	$258,893	$210,567
Current liabilities of discontinued operations held for sale	12,086	19,284
Noncurrent liabilities	144,194	151,980
Long-term liabilities of discontinued operations held for sale	248	106
Deferred income taxes	329,115	326,247
Regulatory liabilities	57,561	54,125
Total Liabilities	802,097	762,309

Net long-term debt	404,317	408,603
Net common stock equity	453,018	460,581
Total Capitalization	857,335	869,184

Total Liabilities and Capitalization	$1,659,432	$1,631,493

UIL HOLDINGS CORPORATION
SEGMENTED CONSOLIDATED INCOME STATEMENT

	Quarter Ended		Six Months Ended
	June 30,		June 30,
(In Millions - Unaudited)	2007	2006	2007	2006

Operating Revenue -UI	$216.7	$199.7	$491.3	$400.0

Fuel and energy expense - UI	$111.6	$96.6	$287.7	$199.7

Operation and maintenance expense
UI	$54.8	$53.6	$109.6	$107.5
Minority Interest Investment and Other (1)	0.3	0.9	0.4	3.5
Total	$55.1	$54.5	$110.0	$111.0

Depreciation and amortization
UI	$8.7	$7.7	$18.3	$15.5
Amortization of regulatory assets (UI)	12.2	9.3	22.2	18.0
Total depreciation and amortization	$20.9	$17.0	$40.5	$33.5

Taxes - other than income taxes
UI - State gross earnings tax	$6.7	$6.6	$13.3	$13.1
UI - other	3.6	3.5	8.3	7.9
Total	$10.3	$10.1	$21.6	$21.0

Other Income (Deductions)
UI - other	$3.4	$2.2	$5.3	$4.7
Minority Interest Investment and Other (1)	0.5	1.2	1.5	1.5
Total	$3.9	$3.4	$6.8	$6.2

Interest Charges
UI	$4.9	$4.1	$9.3	$8.7
UI - Amortization: debt expense, redemption premiums	0.4	0.3	0.8	0.7
Minority Interest Investment and Other (1)	1.1	1.3	2.2	2.8
Total	$6.4	$5.7	$12.3	$12.2

Gain on Sale of Equity Investments -Minority Interest Investment and Other (1) (2)	$0.0	$0.0	$0.0	$18.9

Income Taxes
UI	$7.1	$8.4	$11.6	$14.3
Minority Interest Investment and Other (1)	(0.3)	(0.4)	(0.4)	6.0
Total	$6.8	$8.0	$11.2	$20.3

Income (Losses) from Equity Investments
UI	$0.0	$(0.9)	$0.1	$(0.8)
Minority Interest Investment (2)	0.0	0.0	0.0	0.5
Total	$0.0	$(0.9)	$0.1	$(0.3)

Net Income
UI	$10.1	$10.9	$15.6	$18.5
Minority Interest Investment and Other (1) (2)	(0.6)	(0.6)	(0.7)	8.6
Subtotal Net Income from Continuing Operations	9.5	10.3	14.9	27.1
Discontinued Operations	0.3	(7.3)	0.3	(61.9)
Total Net Income	$9.8	$3.0	$15.2	$(34.8)

(1) The category "Minority Interest Investment and Other" includes amounts recognized at the non-utility businesses in relation to their minority interest investments, as well as unallocated holding unallocated holding company costs.
(2) Includes income (losses) recognized at the non-utility businesses in relation to their minority interest investments.